Exhibit 3.1

PS BUSINESS PARKS, INC.

AMENDED AND RESTATED CHARTER

ARTICLE I

NAME

The name of the corporation (the “Corporation”) is:

PS Business Parks, Inc.

The Board of Directors of the Corporation (the “Board of Directors”), without stockholder approval, may amend the charter of the Corporation (the “Charter”) to change the name of the Corporation as provided in Section 2-605 of the Maryland General Corporation Law (the “MGCL”).

ARTICLE II

PURPOSES AND POWERS

Section 2.1 Purposes. The purposes for which the Corporation is formed are to engage in any lawful act or activity, including, without limitation or obligation, engaging in business as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”), for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in effect. The foregoing purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other article of the Charter and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the general laws of Maryland.

Section 2.2 Powers. The Corporation shall have all of the powers granted by law to Maryland corporations and all other powers set forth in the Charter that are not inconsistent with law and are appropriate to promote and attain its purposes.

ARTICLE III

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, MD 21202. The name of the resident agent of the Corporation in the State of Maryland is CSC-Lawyers Incorporating Service Company, whose address is 7 St. Paul Street, Suite 820, Baltimore, MD 21202. The Corporation may have such offices or places of business within or outside the State of Maryland as the Board of Directors may from time to time determine.

ARTICLE IV

BOARD OF DIRECTORS

Section 4.1 Powers. Subject to any express limitations contained in the Charter or in the bylaws of the Corporation (the “Bylaws”), (a) the business and affairs of the Corporation shall be managed under the direction of Board of Directors and (b) the Board of Directors shall have full, exclusive and absolute power, control and authority over the Corporation and any and all property of the Corporation. The Board of Directors may take any action as in its sole judgment and discretion is necessary or appropriate to conduct the business and affairs of the Corporation. This Charter shall be construed with the presumption in favor of the grant of power and authority to the Board of Directors. Any construction of the Charter or determination made in good faith by the Board of Directors concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Board of Directors included in the Charter or in the Bylaws shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Charter or the Bylaws or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors or the directors under the general laws of the State of Maryland or any other applicable law.

Section 4.2 Number of Directors. The number of directors constituting the entire Board of Directors is currently set at 7, but may hereafter be increased or decreased by the Board of Directors or the stockholders in accordance with the provisions set forth in the Bylaws, but shall never be fewer than the minimum number required by the MGCL nor more than fifteen (15). Any vacancy on the Board of Directors may be filled in the manner provided in the Bylaws. The names of the directors who shall serve until the next annual meeting of stockholders and until their successors are duly elected and qualified are:

Timothy J. Beaudin

Justin Brown

Andrea Drasites

Ernest M. Freedman

Ryan Ingle

David Levine

Samantha Wallack

Section 4.3 Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock, as hereinafter defined, to elect or remove one or more directors, any director may be removed from office at any time, with or without cause, by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors.

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Section 4.4 REIT Qualification. The Board of Directors, without any action by the stockholders of the Corporation, shall have the authority to cause the Corporation to elect to qualify for U.S. federal income tax treatment as a REIT. Following such election, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors, without any action by the stockholders of the Corporation, may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. In addition, the Board of Directors, without any action by the stockholders of the Corporation, shall have and may exercise, on behalf of the Corporation, without limitation, the power to determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VI of this Charter is no longer required in order for the Corporation to qualify as a REIT.

Section 4.5 Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the Charter, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of stock of the Corporation, the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; the number of shares of stock of any class of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.

Section 4.6 Approval of Extraordinary Actions. Notwithstanding any provision of law permitting any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater proportion of votes, any action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. With respect to any merger or other extraordinary action requiring stockholder approval under Section 3-105 of the MGCL, the affirmative vote of holders of a majority of outstanding shares of the Corporation’s Series X, Series Y and Series Z Preferred Stock (voting as a single class) (a “Preferred Holder Vote”) shall also be required to approve any such transaction, unless the Corporation is the surviving company in the transaction (or the acquiring corporation in the case of a statutory share exchange) and the preferences, privileges and restrictions granted to or imposed upon such series of Preferred Stock are not changed as the result of the transaction, in which case such series of Preferred Stock shall not have any voting rights with respect to the transaction.

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Section 4.7 Subtitle 8. In accordance with Section 3-802(c) of the MGCL, the Corporation is prohibited from electing to be subject to the provisions of Sections 3-803, 3-804 or 3-805 of the MGCL.

ARTICLE V

STOCK

Section 5.1 Authorized Shares. The Corporation has authority to issue 250,000,000 shares of stock, consisting of 200,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), and 50,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $2,500,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Section 5.2, 5.3 or 5.4 of this Article V, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board of Directors and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

Section 5.2 Common Stock. Subject to the provisions of Article VI, each share of Common Stock shall entitle the holder thereof to one vote on each matter upon which holders of Common Stock are entitled to vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of Common Stock or Preferred Stock.

Section 5.3 Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of Common Stock or Preferred Stock. 9,200 shares of the Corporation’s authorized Preferred Stock shall be designated as “5.25% Cumulative Preferred Stock, Series X” (“Series X Preferred Stock”), 8,000 shares of the Corporation’s authorized Preferred Stock shall be designated as “5.20% Cumulative Preferred Stock, Series Y” (“Series Y Preferred Stock”), and 13,000 shares of the Corporation’s authorized Preferred Stock shall be designated as “4.875% Cumulative Preferred Stock, Series Z” (“Series Z Preferred Stock”). The rights, preferences and privileges and other terms and conditions of the Series X Preferred Stock, Series Y Preferred Stock and Series Z Preferred Stock are as set forth in Annexes A, B and C, respectively.

Section 5.4 Classification and Reclassification of Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VI and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other

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rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the SDAT. Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 5.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations or actions by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

Section 5.5 Authorization by the Board of Directors of Stock Issuance. The Board of Directors, without approval of the stockholders of the Corporation, may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

Section 5.6 Preemptive and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock of the Corporation pursuant to Section 5.4 or as may otherwise be provided by contract, no holder of shares of stock shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 or Title 3, Subtitle 7 of the MGCL or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Section 5.7 Transferable Shares; Preferential Dividends. Notwithstanding any other provision in the Charter, no determination shall be made by the Board of Directors nor shall any transaction be entered into by the Corporation that would cause any shares or other beneficial interest in the Corporation not to constitute “transferable shares” or “transferable certificates of beneficial interest” under Section 856(a)(2) of the Code or that would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.

Section 5.8 Stockholders’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting by consent, in writing or by electronic transmission, in any manner permitted by the MGCL and set forth in the Bylaws.

Section 5.9 Charter and Bylaws. All persons who shall acquire a share of stock shall acquire the same subject to the provisions of the Charter and the Bylaws.

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ARTICLE VI

RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

Section 6.1. Definitions. For the purpose of this Article VI, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Common Stock or Preferred Stock by a Person, whether the interest in the shares of Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code and interests that would be owned constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Beneficial Owner,” “Beneficially Own,” “Beneficially Owns,” and “Beneficially Owned” shall have correlative meanings.

“Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 6.8, provided that each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) and 170(c)(2) of the Code.

“Charitable Trust” shall mean the trust created pursuant to Section 6.8.1.

“Charitable Trustee” shall mean the Person that is initially appointed by the Corporation, or any successor subsequently designated by the Corporation, to serve as trustee of the Charitable Trust provided that such Person is unaffiliated with the Corporation or the Purported Owner.

“Exchange” shall mean the New York Stock Exchange.

“IRS” shall mean the United States Internal Revenue Service.

“Market Price” shall mean, with respect to any class or series of Stock, the last reported sales price on the Exchange of such shares on the day immediately preceding the relevant date, or if such shares are not then traded on the Exchange, the last reported sales price of such shares on the day immediately preceding the relevant date as reported on any exchange or quotation system or for which such shares may be traded, provided, however, that if the Board of Directors determines in good faith that a lower price is appropriate, then the Market Price shall be such lower price as determined in good faith by the Board of Directors, or if such shares are not then traded over any exchange or quotation system, the Market Price shall be the price determined in good faith by the Board of Directors of the Corporation as the fair market value of shares on the relevant date.

“Operating Partnership Agreement” shall mean that certain Agreement of Limited Partnership of PS Business Parks, L.P. dated March 17, 1998, as amended from time to time.

“Ownership Limit” shall mean the maximum amount of Common Stock and/or Preferred Stock that may be Beneficially Owned by a Person under Section 6.2.1, determined without regard to any exception or waiver that may be granted under Section 6.4 (but taking into account ownership permitted under Section 6.2.2).

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“Partnership” shall mean PS Business Parks, L.P., a Maryland limited partnership.

“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include, to the extent appropriate to facilitate a public offering or private placement of Stock, an underwriter that participates in such a public offering or private placement provided that the ownership of Stock by such underwriter would not result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code and would not otherwise result in the Corporation failing to qualify as a REIT.

“Purported Owner” shall mean, with respect to any purported acquisition that would result in a violation of the limitations in Section 6.2, the Person who would have owned shares of Stock if such acquisition had been valid under Section 6.2 and, if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Purported Owner would have so owned.

“Stock” shall mean shares of stock of the Corporation that are Common Stock or Preferred Stock.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition of Stock, as well as any other event that causes a Person to acquire Beneficial Ownership, including (i) the granting or exercise of any option or warrant, convertible security, pledge, security interest, or similar right to acquire Stock or entering into any agreement for the sale, transfer or other disposition of Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Stock), (iii) a change in the capital structure of the Corporation, (iv) a change in the relationship between two or more Persons that causes a change in ownership of Stock by application of Section 544 of the Code, as modified by Section 856(h), or (v) Transfers of interests in other entities that result in changes in Beneficial Ownership of Stock; in each case, whether voluntarily or involuntarily, whether owned of record or Beneficially Owned, and whether by operation of law or otherwise.

Section 6.2. Ownership Limitations.

Section 6.2.1 Basic Ownership Limits. Except as provided in Section 6.2.2 and Section 6.3, no Person shall Beneficially Own shares of Common Stock or any series of Preferred Stock in excess of the Ownership Limit set forth in this Section 6.2.1. In the case of Common Stock, the Ownership Limit is 7.0% of the outstanding shares of Common Stock. In the case of any series of Preferred Stock, the Ownership Limit is 9.9% of the outstanding shares of such series of Preferred Stock.

Section 6.2.2 Basic Restrictions. Notwithstanding any other provision of the Charter, the restrictions set forth in this Section 6.2 shall not apply to shares of any class of Stock Beneficially Owned by Sequoia Parent LP or any of its affiliates, or any investment funds or investment vehicles affiliated with, managed or advised by, Blackstone, Inc. or any of its affiliates or any portfolio company (as such term is commonly understood in the private equity industry) of Blackstone, Inc. or of any such investment fund or investment vehicle (collectively, the “Sponsor Holders”).

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Section 6.2.3 No Ownership Producing “Closely Held” Status. Notwithstanding any other provisions contained in the Charter, no Person shall Beneficially Own shares of any class of Stock of the Corporation to the extent that, if effective, such Beneficial Ownership would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is purportedly held during the second half of a taxable year) or otherwise would result in the Corporation failing to qualify as a REIT.

Section 6.3 Remedies.

Section 6.3.1 Transfers in Trust. If, notwithstanding the other provisions contained in this Article VI, there is a purported Transfer or other event that, if effective, would result in the violation of one or more of the restrictions on ownership and transfer described in Section 6.2, then that number of shares of Stock the Beneficial Ownership of which otherwise would cause such Person to violate Section 6.2 (rounded up to the next whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 6.8, effective as of the close of business on the day immediately prior to the date of such purported Transfer or other event, and such Person shall acquire no rights in such shares of Stock.

Section 6.3.2 Void Ab Initio. If the transfer to the Charitable Trust described in Section 6.3.1 would not be effective for any reason to prevent any Person from Beneficially Owning Stock in violation of Section 6.2, then the Transfer or other event that would otherwise cause such Person to violate Section 6.2 shall be void ab initio.

Section 6.3.3 No Ownership by Less than 100 Persons. Notwithstanding any other provision of the Charter, unless determined otherwise by the Board of Directors in its sole and absolute discretion, any Transfer of shares of Stock (whether or not such Transfer is the result of a transaction engaged in through the facilities of the Exchange or any other automated inter-dealer quotation system) that, if effective, would result in the Stock being owned beneficially by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Stock; provided, that the restrictions set forth in this Section 6.3.3 shall not apply to any Transfer to, or by, any of the Sponsor Holders (including pursuant to the merger of Sequoia Merger Sub I LLC with and into the Corporation).

Section 6.3.4 Other Actions. In addition to, and without limitation by, Sections 6.3.1 through 6.3.3 above, if the Board of Directors or its designees shall at any time determine in good faith that a Transfer or other event has taken place in violation of Article VI or that a Person intends to acquire or has attempted to acquire, ownership, beneficial ownership (determined under the principles of Section 856(a)(5) of the Code) or Beneficial Ownership of any Stock in violation of Article VI (whether or not the violation is intended), the Board of Directors or its designees shall take such action as it deems advisable to refuse to give effect to

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or to prevent such Transfer or other event, including, but not limited to, causing the Corporation to redeem Stock, refuse to give effect to such Transfer or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 6.2 shall automatically result in the transfer to the Charitable Trust described in Section 6.3.1, without regard to any action (or non-action) by the Board of Directors, and if applicable, such Transfer or other event shall be void ab initio as provided above without regard to any action or inaction by the Board of Directors or its designees.

Section 6.3.5 No Limit on Authority. Nothing contained in Section 6.3 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT.

Section 6.4 Waivers and Exceptions.

Section 6.4.1 Board May Grant Exceptions. Subject to Section 6.2.3, the Board of Directors, in its sole and absolute discretion, may grant to any Person an exception to the Ownership Limit set forth in Section 6.2.1 with respect to Common Stock or any series of Preferred Stock if the Board of Directors shall have determined that the Corporation would not be “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the purported acquisition, Transfer or other event takes place during the second half of a taxable year) and would not otherwise fail to qualify as a REIT, after giving effect to an acquisition by such Person of Beneficial Ownership of the maximum amount of Common Stock and Preferred Stock permitted as a result of the exception to be granted, and taking into account the existing and permitted ownership by other Persons of the Stock of the Corporation (taking into account any other exceptions granted under this Section 6.4.1). If a member of the Board of Directors requests that the Board of Directors grant an exception to the Ownership Limit with respect to such member or with respect to any other Person if such member of the Board of Directors would be considered to be the Beneficial Owner of shares of Stock owned by such Person, such member of the Board of Directors shall not participate in the decision of the Board of Directors as to whether to grant any such exception.

Section 6.4.2 Conditions to Exceptions. As a condition to the granting of an exception under Section 6.4.1 to any Person, the Board of Directors may require such Person to provide the Board of Directors such representations and undertakings as the Board of Directors may, in its sole and absolute discretion, require (including, without limitation, an agreement as to a reduced Ownership Limit for such Person with respect to the Beneficial Ownership of one or more other classes of Stock not subject to the exception), and such Person must agree that any violation of such representations and undertakings or attempted violations will result in the application of the remedies set forth in Section 6.3 with respect to shares of Stock producing the violation or attempted violation. In addition, prior to granting any exception, the Board of Directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, in its sole and absolute discretion as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT, provided, however, that obtaining a favorable ruling or opinion shall not be required for the Board of Directors to grant an exception.

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Section 6.5 Reporting of Transfers and Ownership.

Section 6.5.1 Notice of Restricted Transfers. Any Person (other than a Sponsor Holder) who acquires or attempts or intends to acquire Stock or other securities in violation of Article VI or any Person (other than a Sponsor Holder) who is a transferee in a Transfer or is otherwise affected by an event other than a Transfer that results in a violation of Article VI, shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted event, give at least 15 days prior written notice to the Corporation of such event, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such acquisition, ownership or other event on the Corporation’s status as a REIT and to ensure compliance with the limitations set forth in this Article VI.

Section 6.5.2 Owners Required to Provide Information. Each Person who is a beneficial owner or Beneficial Owner of Stock and each Person (including the stockholder of record) who is holding Stock for a Beneficial Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT, to ensure compliance with the limitations set forth in this Article VI, to comply with the requirements of any taxing authority or governmental agency, or to determine any such compliance.

Section 6.6 Ambiguity. In the case of an ambiguity or uncertainty in the interpretation or application of any of the provisions of this Article VI, including any definition contained in Section 6.1, the Board of Directors shall have the power to determine the interpretation or application of the provisions with respect to any situation based on the facts known to it. The value of outstanding shares of any class or series of the Stock of the Corporation may be determined by the Board of Directors in good faith, and any such determination shall be conclusive. If any provision of Article VI requires an action by the Board of Directors but does not provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Article VI.

Section 6.7 Legend. Each certificate for shares of any class of Stock shall bear substantially the following legend or such other legend as the Corporation may from time-to-time determine to be appropriate:

“The shares of Stock represented by this certificate are subject to restrictions on ownership and transfer for the purpose of assisting the Corporation to maintain its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Except as set forth in Article VI of the Corporation’s Charter, no person may Beneficially Own (i) more than 7.0% of the outstanding shares of Common Stock of the Corporation, or (ii) more than 9.9% of the outstanding shares of any series of Preferred Stock of the Corporation, with certain further restrictions and exceptions as are set forth in the Corporation’s Charter. Any Person who attempts to own or Beneficially Own Stock in excess of the above limitations must notify the Corporation in writing at least 15 days prior to such attempt. If any of the restrictions on transfer or ownership set forth in Article VI of the Charter are violated, the Stock represented hereby will be automatically transferred to the Charitable Trustee of a Charitable Trust for the benefit of a

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Charitable Beneficiary pursuant to the terms of Article VI of the Charter. In addition, attempted transfers of Stock in violation of the limitations described above (as modified or expanded upon in Article VI of the Charter), may be void ab initio. All capitalized terms in this legend have the meanings defined in the Corporation’s Charter, as the same may be amended from time to time. The Corporation will furnish to the holder hereof, upon request and without charge, a copy of the Charter. Requests for the Charter may be directed to the corporate secretary.”

Section 6.8 Transfer of Stock in Trust.

Section 6.8.1 Ownership in Trust; Status of Shares Held in Charitable Trust. Upon any purported Transfer (whether or not such Transfer is the result of a transaction engaged in through the facilities of the Exchange or any other automated inter-dealer quotation system) or other event that results in the transfer of Stock to a Charitable Trust pursuant to Section 6.3, such shares of Stock shall be deemed to have been transferred to the Charitable Trustee in its capacity as Charitable Trustee for the exclusive benefit of one or more Charitable Beneficiaries. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 6.8.6. Shares of Stock so held in Charitable Trust shall remain issued and outstanding shares of Stock of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding shares of Stock of the same class and series.

The Purported Owner shall not benefit economically from ownership of any shares of Stock held in Charitable Trust by the Charitable Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in Charitable Trust. The Purported Owner of shares of Stock in violation of Section 6.2 shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such shares.

Section 6.8.2 Distribution and Dividend Rights. The Charitable Trustee shall have all rights to distributions and dividends with respect to shares of Stock held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any distributions or dividend declared but unpaid shall be paid when due to the Charitable Trustee. Any distributions or dividends paid prior to the discovery by the Corporation that the shares of Stock have been transferred to the Charitable Trustee with respect to such shares shall be paid over to the Charitable Trustee by the recipient upon demand. The Corporation may take all measures that it determines reasonably necessary to recover the amount of any such distribution, including, if necessary, withholding any portion of future distributions payable on shares of Stock of the Purported Owner or amounts otherwise payable to the Purported Owner (such as pursuant to Section 6.8.4); and, as soon as reasonably practicable following the Corporation’s receipt or withholding thereof, shall pay over to the Charitable Trustee, the distributions so received or withheld, as the case may be. Any distributions or dividends so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary.

Section 6.8.3 Rights upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Corporation, the Charitable Trustee shall be entitled to receive, ratably with each other holder of Stock of the class or series of Stock that is held in the Charitable Trust, that portion of the assets

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of the Corporation available for distribution to the holders of such class or series (determined based upon the ratio that the number of shares of such class or series of Stock held by the Charitable Trustee bears to the total number of shares of such class or series of Stock then outstanding). The Charitable Trustee shall distribute any such assets received in respect of the Stock held in the Charitable Trust in any liquidation, dissolution or winding up of, or distribution of the assets of the Corporation in accordance with Section 6.8.4.

Section 6.8.4 Sale of Shares by Charitable Trustee. As reasonably promptly as possible after receiving notice from the Corporation that shares of Stock have been transferred to the Charitable Trust, in an orderly fashion so as not to affect the Market Price of the shares held in the Charitable Trust materially and adversely, the Charitable Trustee shall sell the shares held in Charitable Trust to a Person, designated by the Charitable Trustee, whose ownership of the shares of Stock held in the Charitable Trust would not violate the ownership limitations set forth in Section 6.2. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Purported Owner and to the Charitable Beneficiary as provided in this Section 6.8.4.

The Charitable Trustee shall first pay all reasonable expenses of the Charitable Trust and of the Corporation incurred in connection with the formation of the Charitable Trust and disposition of the shares. The Purported Owner shall receive out of any excess the lesser of (1) (x) the price per share such Purported Owner paid for the Stock in the purported Transfer that resulted in the transfer of shares of Stock to the Charitable Trust, or (y) if the Transfer or other event that resulted in the transfer of shares of Stock to the Charitable Trust was not a transaction in which the Purported Owner gave full value for such shares of Stock, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the transfer of such shares of Stock to the Charitable Trust and (2) the price per share received by the Charitable Trustee from the sale or other disposition of the shares held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the Purported Owner shall be immediately paid to the Charitable Beneficiary.

If, prior to the discovery by the Corporation that shares of Stock have been transferred to the Charitable Trustee, such shares are sold by the Purported Owner, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Purported Owner received an amount for such shares that exceeds the amount such Purported Owner was entitled to receive pursuant to this Section 6.8.4, such excess shall be paid to the Charitable Trustee upon demand.

The Charitable Trustee shall have the right and power (but not the obligation) to offer any share of Stock held in the Charitable Trust for sale to the Corporation on such terms and conditions as the Charitable Trustee shall determine appropriate.

Each Charitable Beneficiary and Purported Owner waive any and all claims that they may have against the Charitable Trustee and the Corporation arising out of the disposition of shares, except for claims arising out of the gross negligence or willful misconduct of such Charitable Trustee or the Corporation, or the Charitable Trustee’s or the Corporation’s failure to make payments in accordance with Section 6.8.

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Section 6.8.5 Voting and Notice Rights. The Charitable Trustee shall have all voting rights and rights to receive any notice of any meetings, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. The Purported Owner shall have no voting rights with respect to shares held in Charitable Trust. Any vote by or on behalf of a Purported Owner as a holder of shares of Stock prior to the discovery by the Corporation that the shares of Stock have been transferred to the Charitable Trust shall be subject to rescission by the Charitable Trustee if the rescission is permitted by applicable law and the Board of Directors concludes that the rescission will not materially and adversely affect the Corporation. In the case of any such rescission, to the extent permitted by applicable law, any such votes shall be void ab initio with respect to the shares held by the Charitable Trustee.

Notwithstanding the provisions of this Article VI, until the Corporation has received notification that shares of Stock have been transferred to the Charitable Trustee, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

Section 6.8.6 Designation of Charitable Beneficiary(ies). By written notice to the Charitable Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (1) the shares of Stock held in the Charitable Trust would not violate the restrictions set forth in Section 6.2 in the hands of such Charitable Beneficiary and (2) each Charitable Beneficiary is described in Sections 501(c)(3), 170(b)(1)(A) and 170(c)(2) of the Code.

Section 6.9 Settlement. Nothing in this Article VI shall preclude the settlement of any transaction entered into through the facilities of the Exchange (but the fact that settlement of a transaction is permitted shall not negate the effect of any other provision and all of the provisions shall apply to the purported transferee of the shares of Stock in such transaction).

ARTICLE VII

LIMITATION OF LIABILITY AND INDEMNIFICATION

OF DIRECTORS AND OFFICERS

Section 7.1 Limitation of Director and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Section 7.1, nor the adoption or amendment of any other provision of the Charter or Bylaws of the Corporation inconsistent with this Section 7.1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of directors and officers of a Maryland corporation for money damages in a suit by or on behalf of the Corporation or by any stockholder, no director or officer of the Corporation shall be liable to the Corporation or to any stockholder for money damages except to the extent that (a) the director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (b) a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director’s or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

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Section 7.2 Indemnification.

(a) To the maximum extent permitted by Maryland law in effect from time to time, and in accordance with applicable provisions of the Bylaws and any indemnification agreement or resolution of the Board of Directors in effect from time to time, the Corporation shall indemnify, and pay or reimburse the reasonable expenses in advance of final disposition of a proceeding to, (i) any present or former director or officer of the Corporation against any claim or liability to which he or she may become subject by reason of service in such capacity, and (ii) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan, limited liability company or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. In addition, the Corporation may, with the approval of the Board of Directors, provide such indemnification and advancement of expenses to any individual who served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation. Neither the amendment nor repeal of this Section 7.2, nor the adoption or amendment of any other provision of this Charter or the Bylaws inconsistent with this Section 7.2, shall apply to or affect in any respect the applicability of this section with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

(b) The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person described in the preceding paragraph against any liability which may be asserted against such person.

(c) The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

ARTICLE VIII

CERTAIN TRANSACTIONS

Section 8.1 Business Combinations. Any business combination (as defined in Section 3-601(e) of the MGCL) between the Corporation and any other person or entity or group of persons or entities is exempt from the provisions of Subtitle 6 of Title 3 of the MGCL.

Section 8.2 Control Share Acquisitions. Notwithstanding any other provision of the Charter or the Bylaws, Title 3, Subtitle 7 of the MGCL shall not apply to any acquisition by any person of shares of stock of the Corporation.

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Section 8.3 Extraordinary Transactions with Interested Parties. Prior to approving any agreement relating to a consolidation, merger, share exchange of transfer or assets between the Corporation and an Interested Party (defined below) that is required to be approved by the Corporation’s stockholders pursuant to Section 3-105 of the MGCL or other applicable laws or regulations and which requires a Preferred Holder Vote, the Corporation shall obtain, and shall furnish to the Corporation’s stockholders, an affirmative opinion in writing from a third party as to the fairness (from a financial point of view) of the consideration to the stockholders of the Corporation. For purposes of this Section 8.3, an “Interested Party” shall mean any person who (a) directly or indirectly controls the Corporation, (b) is, or is directly or indirectly controlled by, an officer or director of the Corporation, or (c) is an entity in which a material financial interest is held by any director or executive officer of the Corporation.

Section 8.4 Transactions Between the Corporation and its Directors, Officers, Employees and Agents. Subject to any express restrictions in the Charter or the Bylaws or by resolution of the Board of Directors, the Corporation may enter into any contract or transaction of any kind with any person, including any Director, officer, employee or agent of the Corporation, or any person affiliated with a Director, officer, employee or agent of the Corporation, whether or not any of them has a financial interest in such transaction, provided, however, that in the case of any contract or transaction in which any Director, officer, employee or agent of the Corporation (or any person affiliated with such person) has a material financial interest in such transaction, then: (a) the fact of the interest shall be disclosed or known to: (i) the Board of Directors, and the Board of Directors shall approve or ratify the contract or transaction by the affirmative vote of a majority of the Directors who did not have an interest in the contract or transaction, even if such disinterested Directors constitute less than a quorum, or (ii) the stockholders entitled to vote on the matter, and the contract or transaction shall be authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the persons who did have an interest in the contract or transaction; or (b) the contract or transaction is fair and reasonable to the Corporation.

ARTICLE IX

DURATION

The Corporation shall continue perpetually unless terminated pursuant to any applicable provision of the MGCL.

ARTICLE X

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including, without limitation, any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation. Except as set forth below and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of not less than a majority of all the shares of stock of the Corporation then outstanding and entitled to be cast on the matter.

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ARTICLE XI

SEVERABILITY

If any provision of the Charter shall be held invalid or unenforceable in any respect, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable any other provision of the Charter in any jurisdiction.

# # # # #

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ANNEX A

5.25% CUMULATIVE PREFERRED STOCK, SERIES X

The following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the 5.25% Cumulative Preferred Stock, Series X (the “Series X Preferred Stock”) as set forth below shall be deemed to be part of Article V of the Articles of Amendment and Restatement (the “Charter”) of PS Business Parks, Inc. (the “Corporation”), with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:

(a) Dividend Rights.

(1) Dividends shall be payable in cash on the shares of Series X Preferred Stock when, as and if declared by the Board of Directors, out of funds legally available therefor: (i) for the period (the “Initial Dividend Period”) from the Deemed Original Issue Date (as defined below) to but excluding January 1, 2018 (to be paid on December 28, 2017), and (ii) for each quarterly dividend period thereafter (the Initial Dividend Period and each quarterly dividend period being hereinafter individually referred to as a “Dividend Period” and collectively referred to as “Dividend Periods”), which quarterly Dividend Periods shall be in four equal amounts and shall commence on January 1, April 1, July 1 and October 1 in each year (each, a “Dividend Period Commencement Date”), commencing on January 1, 2018, and shall end on and include the day next preceding the next Dividend Period Commencement Date, at a rate per annum equal to 5.25% of the $25,000 per share stated value thereof (the “Dividend Rate”). Dividends on each share of Series X Preferred Stock shall be cumulative from the Deemed Original Issue Date of such share and shall be payable, without interest thereon, when, as and if declared by the Board of Directors, on or before March 31, June 30, September 30 and December 31 (except in the case of the dividend for the Initial Dividend Period which will be paid December 28, 2017) of each year, commencing on December 28, 2017 (for the period from the Deemed Original Issue Date to but excluding January 1, 2018) or, in the case of shares of Series X Preferred Stock with a Deemed Original Issue Date after December 28, 2017, the first such dividend payment date following such Deemed Original Issue Date; provided, that if any such day shall be a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law to close, or a day which is or is declared a national or a New York or California state holiday (any of the foregoing a “Non-Business Day”), then the payment date shall be the next succeeding day which is not a Non-Business Day. Each such dividend shall be paid to the holders of record of shares of Series X Preferred Stock as they appear on the stock register of the Corporation on such record date, not more than 45 days nor less than 15 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not more than 45 days nor less than 15 days preceding the payment date thereof, as may be fixed by the Board of Directors. After full cumulative dividends on Series X Preferred Stock have been paid or declared and funds therefor set aside for payment, including for the then current Dividend Period, the holders of shares of Series X Preferred Stock will not be entitled to any further dividends with respect to that Dividend Period.

“Deemed Original Issue Date” means (a) in the case of any share which is part of the first issuance of shares of Series X Preferred Stock or part of a subsequent issuance of shares of Series X Preferred Stock prior to January 1, 2018, the date of such first issuance and (b) in the case of any share which is part of a subsequent issuance of shares of Series X Preferred Stock on or after January 1, 2018, the later of (x) January 1, 2018 and (y) the latest Dividend Period Commencement Date which precedes the date of issuance of such share and which succeeds the last Dividend Period for which full cumulative dividends have been paid; provided that, in the case of any share which is part of a subsequent issuance, the date of issuance of which falls between (i) the record date for dividends payable on the first succeeding dividend payment date and (ii) such dividend payment date, the “Deemed Original Issue Date” means the date of the Dividend Period Commencement Date that immediately follows the date of issuance.

(2) Dividends payable on shares of Series X Preferred Stock for any period greater or less than a full Dividend Period, including the Initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(3) The Corporation shall not declare or pay or set apart for payment any dividends on any series of preferred shares ranking, as to dividends, on a parity with the shares of Series X Preferred Stock unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all Dividend Periods terminating on or prior to the date of payment of any such dividends on such other series of preferred shares. When dividends are not paid in full upon the shares of Series X Preferred Stock and any other series of preferred shares ranking on a parity therewith as to dividends (including, without limitation, the shares of the Corporation’s 5.20% Cumulative Preferred Stock, Series Y (the “Series Y Preferred Stock”), and 4.875% Cumulative Preferred Stock, Series Z (the “Series Z Preferred Stock”)), all dividends declared upon shares of Series X Preferred Stock and any other series of preferred shares ranking on a parity therewith as to dividends shall be declared pro rata so that the amount of dividends declared per share on the shares of Series X Preferred Stock and such other series of preferred shares shall in all cases bear to each other that same ratio that the accumulated dividends per share on the shares of Series X Preferred Stock and such other series of preferred shares bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the shares of Series X Preferred Stock have been paid or declared and funds therefor set aside for payment for all past Dividend Periods, no dividends (other than in shares of the Corporation’s common stock, par value $.01 per share (together with any other shares of capital stock of the Corporation into which such shares shall be reclassified or changed, the “Common Shares”), or another stock ranking junior to the shares of Series X Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be made upon the Common Shares or on any other stock of the Corporation ranking junior to or on a parity with the shares of Series X Preferred Stock as to dividends or upon liquidation. Unless full cumulative dividends on the shares of Series X Preferred Stock have been paid or declared and funds therefor set apart for payment for all past Dividend Periods, no Common Shares or any other stock of the Corporation ranking junior to or on a parity with the shares of Series X Preferred Stock as to dividends or upon liquidation shall be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation or any subsidiary, except by conversion into or exchange for stock of the Corporation ranking junior to the shares of Series X Preferred Stock as to dividends and upon liquidation.

(b) Liquidation.

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of Series X Preferred Stock are entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution of assets is made to holders of Common Shares or any other class or series of shares ranking junior to the shares of Series X Preferred Stock upon liquidation, liquidating distributions in the amount of $25,000 per share plus all accumulated and unpaid dividends (whether or not earned or declared) for the then current and all past Dividend Periods. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation the amounts payable with respect to the shares of Series X Preferred Stock and any other shares of the Corporation ranking as to any such distribution on a parity with the shares of Series X Preferred Stock are not paid in full, the holders of shares of Series X Preferred Stock and of such other shares (including the shares of the Series Y Preferred Stock, and the Series Z Preferred Stock) will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series X Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

(1) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the shares of Series X Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(2) For purposes of liquidation rights, a reorganization, consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation shall be deemed not to be a liquidation, dissolution or winding up of the Corporation.

(c) Redemption.

(1) Except as provided in clause (9) below, the shares of Series X Preferred Stock are not redeemable prior to September 21, 2022. On and after such date, the shares of Series X Preferred Stock are redeemable at the option of the Corporation, by resolution of the Board of Directors, in whole or in part, from time to time upon not less than 30 nor more than 60 days’ notice, at a cash redemption price of $25,000 per share plus all accumulated and unpaid dividends (whether or not earned or declared) to the date of redemption.

(2) If fewer than all the outstanding shares of Series X Preferred Stock are to be redeemed, the number of shares to be redeemed will be determined by the Board of Directors, and such shares shall be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Board of Directors.

(3) Notwithstanding the foregoing, if any dividends, including any accumulation, on the shares of Series X Preferred Stock are in arrears, no shares of Series X Preferred Stock shall be redeemed unless all outstanding shares of Series X Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire, directly or indirectly, any shares of Series X Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series X Preferred Stock pursuant to a purchase or exchange offer provided such offer is made on the same terms to all holders of shares of Series X Preferred Stock.

(4) Immediately prior to any redemption of shares of Series X Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a dividend payment record date and prior to the corresponding dividend payment date, in which case each holder of shares of Series X Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as expressly provided herein above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series X Preferred Stock called for redemption.

(5) A notice of redemption (which may be contingent on the occurrence of a future event) will be mailed by the Corporation by first class mail, postage pre-paid, to each record holder of the shares of Series X Preferred Stock to be redeemed, not less than 30 nor more than 60 days prior to such redemption date, to the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. The failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of any Series X Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the number of shares of Series X Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accumulate on such redemption date. If fewer than all the shares of Series X Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series X Preferred Stock to be redeemed from such holder.

(6) In order to facilitate the redemption of shares of Series X Preferred Stock, the Board of Directors may fix a record date for the determination of the shares to be redeemed, such record date to be not less than 30 nor more than 60 days prior to the date fixed for such redemption.

(7) Notice having been given as provided above, from and after the date fixed for the redemption of shares of Series X Preferred Stock by the Corporation (unless the Corporation shall fail to make available the money necessary to effect such redemption), the holders of shares selected for redemption shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption from the Corporation, less any required tax withholding amount, without interest thereon, upon surrender (and endorsement or assignment of transfer, if required by the Corporation and so stated in the notice) of their certificates, and the shares represented thereby shall no longer be deemed to be outstanding. If fewer than all the shares represented by a certificate are redeemed, a new certificate shall be issued, without cost to the holder thereof, representing the unredeemed shares. The Corporation may, at its option, at any time after a notice of redemption has been given, deposit the redemption price for the shares of Series X Preferred Stock designated for redemption and not yet redeemed, plus any accumulated and unpaid dividends thereon to the date fixed for redemption, with the transfer agent or agents for Series X Preferred Stock, as a trust fund for the benefit of the holders of the shares of Series X Preferred Stock designated for redemption, together with irrevocable instructions and authority to such transfer agent or agents that such funds be delivered upon redemption of such shares and to pay, on and after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates. From and after the making of such deposit, the holders of the shares designated for redemption shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive from such trust fund the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares represented thereby shall no longer be deemed to be outstanding. Any balance of such moneys remaining unclaimed at the end of the five-year period commencing on the date fixed for redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors.

(8) Any shares of Series X Preferred Stock that shall at any time have been redeemed or otherwise reacquired shall, after such redemption, have the status of authorized but unissued preferred shares, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

(9) If the Board of Directors of the Corporation shall, at any time and in good faith, be of the opinion that ownership of securities of the Corporation has or may become concentrated to an extent that may prevent the Corporation from qualifying as a real estate investment trust under the REIT Provisions of the Internal Revenue Code (as defined below), then the Board of Directors shall have the power, by lot or other means deemed equitable by them to prevent the transfer of and/or to call for redemption a number of shares of Series X Preferred Stock sufficient, in the opinion of the Board of Directors, to maintain or bring the direct or indirect ownership thereof into conformity with the requirements of such a real estate investment trust under the REIT Provisions of the Internal Revenue Code. The redemption price to be paid for shares of Series X Preferred Stock so called for redemption, on the date fixed for redemption, shall be the closing price of the shares on the principal national stock exchange on which the shares are listed on the last business day prior to the redemption date, or if no sales of shares were made on such date, the average of the highest bid and the lowest asked quotations on the last business day prior to the redemption date as reported by the National Quotation Bureau, Incorporated or a similar organization selected from time to time by the Corporation or if there be no such bid and asked quotations, $25,000 per share; provided that if interests in shares of

Series X Preferred Stock are represented by depositary shares, then the redemption price shall be determined in accordance with the foregoing, but with respect to one depositary share, multiplied by the number of depositary shares that together represent an interest in one share of Series X Preferred Stock. From and after the date fixed for redemption by the Board of Directors, the holder of any shares of Series X Preferred Stock so called for redemption shall cease to be entitled to any distributions, voting rights and other benefits with respect to such shares of Series X Preferred Stock, other than the right to payment of the redemption price determined as aforesaid. “REIT Provisions of the Internal Revenue Code” shall mean Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. In order to exercise the redemption option set forth in this clause (9), with respect to the shares of Series X Preferred Stock, the Corporation shall mail a notice of redemption by first class mail, postage pre-paid, to each record holder of the shares of Series X Preferred Stock to be redeemed, not less than 30 nor more than 60 days prior to such redemption date, to the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. The failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of any Series X Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the number of shares of Series X Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accumulate on such redemption date. If fewer than all the shares of Series X Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series X Preferred Stock to be redeemed from such holder.

(d) Voting Rights. The shares of Series X Preferred Stock shall not have any voting powers either general or special, except as required by law, except that:

(1) If the Corporation shall fail to pay full cumulative dividends on the shares of Series X Preferred Stock or any other of its preferred shares for six quarterly dividend payment periods, whether or not consecutive (a “Dividend Default”), the holders of all outstanding preferred shares that are similarly entitled to this right, voting as a single class without regard to series, will be entitled to elect two Directors until full cumulative dividends for all past dividend payment periods on all preferred shares have been paid or declared and funds therefor set apart for payment. Such right to vote separately as a class to elect Directors shall, when vested, be subject, always, to the same provisions for the vesting of such right to elect Directors separately as a class in the case of future Dividend Defaults. At any time when such right to elect Directors separately as a class shall have so vested, the Corporation may call, and, upon the written request of the holders of record of not less than 10% of the total number of preferred shares of the Corporation then outstanding, shall call, a special meeting of stockholders for the election of Directors. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the Bylaws of the Corporation, provided that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing Annual Meeting of Shareholders of the Corporation and the holders of all classes of outstanding preferred shares are afforded the opportunity to elect such Directors (or fill any vacancy) at such Annual Meeting of Shareholders. Directors elected as aforesaid shall serve until the next Annual Meeting of Shareholders of the Corporation or until their respective successors shall be elected and qualified. If, prior to the end of the term of any Director elected as aforesaid, a vacancy in the office of such Director shall occur during the continuance of a Dividend Default by reason of death, resignation, or disability, such vacancy shall be filled for the unexpired term by the appointment of a new Director for the unexpired term of such former Director, such appointment to be made by the remaining Director elected as aforesaid.

(2) The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series X Preferred Stock, voting separately as a class, will be required for any amendment to the Charter that will adversely alter or change the powers, preferences, privileges or rights of the shares of Series X Preferred Stock, except as set forth below. The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series X Preferred Stock and any other series of preferred shares similarly entitled to this right and ranking on a parity with Series X Preferred Stock as to dividends and upon liquidation (including the shares of the Series Y Preferred Stock and the Series Z Preferred Stock), voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of any class or series of shares ranking prior to Series X Preferred Stock as to dividends or upon liquidation or to issue or authorize any obligation or security convertible into or evidencing a right to purchase any such security. In addition, the Charter may be amended to increase the number of authorized preferred shares ranking on a parity with or junior to Series X Preferred Stock or to create another class of preferred shares ranking on a parity with or junior to Series X Preferred Stock without the vote of the holders of outstanding shares of Series X Preferred Stock.

(3) Nothing herein shall be taken to require a class vote or consent in connection with the authorization, designation, increase or issuance of any shares of any class or series (including additional preferred shares of any series) that rank junior to or on a parity with Series X Preferred Stock as to dividends or liquidation rights or in connection with the authorization, designation, increase or issuance of any bonds, mortgages, debentures or other debt obligations of the Corporation.

(e) Conversion. The shares of Series X Preferred Stock are not convertible into shares of any other class or series of the capital stock of the Corporation.

ANNEX B

5.20% CUMULATIVE PREFERRED STOCK, SERIES Y

The following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the 5.20% Cumulative Preferred Stock, Series Y (the “Series Y Preferred Stock”) as set forth below shall be deemed to be part of Article V of the Articles of Amendment and Restatement (the “Charter”) of PS Business Parks, Inc. (the “Corporation”), with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:

(a) Dividend Rights.

(1) Dividends shall be payable in cash on the shares of Series Y Preferred Stock when, as and if declared by the Board of Directors, out of funds legally available therefor: (i) for the period (the “Initial Dividend Period”) from the Deemed Original Issue Date (as defined below) to but excluding April 1, 2018 (to be paid on March 29, 2018), and (ii) for each quarterly dividend period thereafter (the Initial Dividend Period and each quarterly dividend period being hereinafter individually referred to as a “Dividend Period” and collectively referred to as “Dividend Periods”), which quarterly Dividend Periods shall be in four equal amounts and shall commence on January 1, April 1, July 1 and October 1 in each year (each, a “Dividend Period Commencement Date”), commencing on April 1, 2018, and shall end on and include the day next preceding the next Dividend Period Commencement Date, at a rate per annum equal to 5.20% of the $25,000 per share stated value thereof (the “Dividend Rate”). Dividends on each share of Series Y Preferred Stock shall be cumulative from the Deemed Original Issue Date of such share and shall be payable, without interest thereon, when, as and if declared by the Board of Directors, on or before March 31, June 30, September 30 and December 31 (except in the case of dividend for the Initial Dividend Period which will be paid March 29, 2018) of each year, commencing on March 29, 2018 (for the period from the Deemed Original Issue Date to but excluding April 1, 2018) or, in the case of shares of Series Y Preferred Stock with a Deemed Original Issue Date after March 29, 2018, the first such dividend payment date following such Deemed Original Issue Date; provided, that if any such day shall be a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law to close, or a day which is or is declared a national or a New York or California state holiday (any of the foregoing a “Non-Business Day”), then the payment date shall be the next succeeding day which is not a Non-Business Day. Each such dividend shall be paid to the holders of record of shares of Series Y Preferred Stock as they appear on the stock register of the Corporation on such record date, not more than 45 days nor less than 15 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not more than 45 days nor less than 15 days preceding the payment date thereof, as may be fixed by the Board of Directors. After full cumulative dividends on Series Y Preferred Stock have been paid or declared and funds therefor set aside for payment, including for the then current Dividend Period, the holders of shares of Series Y Preferred Stock will not be entitled to any further dividends with respect to that Dividend Period.

“Deemed Original Issue Date” means (a) in the case of any share which is part of the first issuance of shares of Series Y Preferred Stock or part of a subsequent issuance of shares of Series Y Preferred Stock prior to April 1, 2018, the date of such first issuance and (b) in the case of any share which is part of a subsequent issuance of shares of Series Y Preferred Stock on or after April 1, 2018, the later of (x) April 1, 2018 and (y) the latest Dividend Period Commencement Date which precedes the date of issuance of such share and which succeeds the last Dividend Period for which full cumulative dividends have been paid; provided that, in the case of any share which is part of a subsequent issuance, the date of issuance of which falls between (i) the record date for dividends payable on the first succeeding dividend payment date and (ii) such dividend payment date, the “Deemed Original Issue Date” means the date of the Dividend Period Commencement Date that immediately follows the date of issuance.

(2) Dividends payable on shares of Series Y Preferred Stock for any period greater or less than a full Dividend Period, including the Initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(3) The Corporation shall not declare or pay or set apart for payment any dividends on any series of preferred shares ranking, as to dividends, on a parity with the shares of Series Y Preferred Stock unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all Dividend Periods terminating on or prior to the date of payment of any such dividends on such other series of preferred shares. When dividends are not paid in full upon the shares of Series Y Preferred Stock and any other series of preferred shares ranking on a parity therewith as to dividends (including, without limitation, the shares of the Corporation’s 5.25% Cumulative Preferred Stock, Series X (the “Series X Preferred Stock”), and 4.875% Cumulative Preferred Stock, Series Z (the “Series Z Preferred Stock”)), all dividends declared upon shares of Series Y Preferred Stock and any other series of preferred shares ranking on a parity therewith as to dividends shall be declared pro rata so that the amount of dividends declared per share on the shares of Series Y Preferred Stock and such other series of preferred shares shall in all cases bear to each other that same ratio that the accumulated dividends per share on the shares of Series Y Preferred Stock and such other series of preferred shares bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the shares of Series Y Preferred Stock have been paid or declared and funds therefor set apart for payment for all past Dividend Periods, no dividends (other than in shares of the Corporation’s common stock, par value $.01 per share (together with any other shares of capital stock of the Corporation into which such shares shall be reclassified or changed, the “Common Shares”), or another stock ranking junior to the shares of Series Y Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be made upon the Common Shares or on any other stock of the Corporation ranking junior to or on a parity with the shares of Series Y Preferred Stock as to dividends or upon liquidation. Unless full cumulative dividends on the shares of Series Y Preferred Stock have been paid or declared and funds therefor set apart for payment for all past Dividend Periods, no Common Shares or any other stock of the Corporation ranking junior to or on a parity with the shares of Series Y Preferred Stock as to dividends or upon liquidation shall be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation or any subsidiary, except by conversion into or exchange for stock of the Corporation ranking junior to the shares of Series Y Preferred Stock as to dividends and upon liquidation.

(b) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of Series Y Preferred Stock are entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution of assets is made to holders of Common Shares or any other class or series of shares ranking junior to the shares of Series Y Preferred Stock upon liquidation, liquidating distributions in the amount of $25,000 per share plus all accumulated and unpaid dividends (whether or not earned or declared) for the then current and all past Dividend Periods. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation the amounts payable with respect to the shares of Series Y Preferred Stock and any other shares of the Corporation ranking as to any such distribution on a parity with the shares of Series Y Preferred Stock are not paid in full, the holders of shares of Series Y Preferred Stock and of such other shares (including the shares of the Series X Preferred Stock and the Series Z Preferred Stock) will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series Y Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

(1) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the shares of Series Y Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(2) For purposes of liquidation rights, a reorganization, consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation shall be deemed not to be a liquidation, dissolution or winding up of the Corporation.

(c) Redemption.

(1) Except as provided in clause (9) below, the shares of Series Y Preferred Stock are not redeemable prior to December 7, 2022. On and after such date, the shares of Series Y Preferred Stock are redeemable at the option of the Corporation, by resolution of the Board of Directors, in whole or in part, from time to time upon not less than 30 nor more than 60 days’ notice, at a cash redemption price of $25,000 per share plus all accumulated and unpaid dividends (whether or not earned or declared) to the date of redemption.

(2) If fewer than all the outstanding shares of Series Y Preferred Stock are to be redeemed, the number of shares to be redeemed will be determined by the Board of Directors, and such shares shall be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Board of Directors.

(3) Notwithstanding the foregoing, if any dividends, including any accumulation, on the shares of Series Y Preferred Stock are in arrears, no shares of Series Y Preferred Stock shall be redeemed unless all outstanding shares of Series Y Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire, directly or indirectly, any shares of Series Y Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series Y Preferred Stock pursuant to a purchase or exchange offer provided such offer is made on the same terms to all holders of shares of Series Y Preferred Stock.

(4) Immediately prior to any redemption of shares of Series Y Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a dividend payment record date and prior to the corresponding dividend payment date, in which case each holder of shares of Series Y Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as expressly provided herein above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series Y Preferred Stock called for redemption.

(5) A notice of redemption (which may be contingent on the occurrence of a future event) will be mailed by the Corporation by first class mail, postage pre-paid, to each record holder of the shares of Series Y Preferred Stock to be redeemed, not less than 30 nor more than 60 days prior to such redemption date, to the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. The failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of any Series Y Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the number of shares of Series Y Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accumulate on such redemption date. If fewer than all the shares of Series Y Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series Y Preferred Stock to be redeemed from such holder.

(6) In order to facilitate the redemption of shares of Series Y Preferred Stock, the Board of Directors may fix a record date for the determination of the shares to be redeemed, such record date to be not less than 30 nor more than 60 days prior to the date fixed for such redemption.

(7) Notice having been given as provided above, from and after the date fixed for the redemption of shares of Series Y Preferred Stock by the Corporation (unless the Corporation shall fail to make available the money necessary to effect such redemption), the holders of shares selected for redemption shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption from the Corporation, less any required tax withholding amount, without interest thereon, upon surrender (and endorsement or assignment of transfer, if required by the Corporation and so stated in the notice) of their certificates, and the shares represented thereby shall no longer be deemed to be outstanding. If fewer than all the shares represented by a certificate are redeemed, a new certificate shall be issued, without cost to the holder thereof, representing the unredeemed shares. The Corporation may, at its option, at any time after a notice of redemption has been given, deposit the redemption price for the shares of Series Y Preferred Stock designated for redemption and not yet redeemed, plus any accumulated and unpaid dividends thereon to the date fixed for redemption, with the transfer agent or agents for Series Y Preferred Stock, as a trust fund for the benefit of the holders of the shares of Series Y Preferred Stock designated for redemption, together with irrevocable instructions and authority to such transfer agent or agents that such funds be delivered upon redemption of such shares and to pay, on and after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates. From and after the making of such deposit, the holders of the shares designated for redemption shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive from such trust fund the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares represented thereby shall no longer be deemed to be outstanding. Any balance of such moneys remaining unclaimed at the end of the five-year period commencing on the date fixed for redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors.

(8) Any shares of Series Y Preferred Stock that shall at any time have been redeemed or otherwise reacquired shall, after such redemption, have the status of authorized but unissued preferred shares, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

(9) If the Board of Directors of the Corporation shall, at any time and in good faith, be of the opinion that ownership of securities of the Corporation has or may become concentrated to an extent that may prevent the Corporation from qualifying as a real estate investment trust under the REIT Provisions of the Internal Revenue Code (as defined below), then the Board of Directors shall have the power, by lot or other means deemed equitable by them to prevent the transfer of and/or to call for redemption a number of shares of Series Y Preferred Stock sufficient, in the opinion of the Board of Directors, to maintain or bring the direct or indirect ownership thereof into conformity with the requirements of such a real estate investment trust under the REIT Provisions of the Internal Revenue Code. The redemption price to be paid for shares of Series Y Preferred Stock so called for redemption, on the date fixed for redemption, shall be the closing price of the shares on the principal national stock exchange on which the shares are listed on the last business day prior to the redemption date, or if no sales of shares were made on such date, the average of the highest bid and the lowest asked quotations on the last business day prior to the redemption date as reported by the National Quotation Bureau, Incorporated or a similar organization selected from time to time by the Corporation or if there be no such bid and asked quotations, $25,000 per share; provided that if interests in shares of Series Y Preferred Stock are represented by depositary shares, then the redemption price shall be determined in accordance with the foregoing, but with respect to one depositary share, multiplied by the number of depositary shares that together represent an interest in one share of Series Y

Preferred Stock. From and after the date fixed for redemption by the Board of Directors, the holder of any shares of Series Y Preferred Stock so called for redemption shall cease to be entitled to any distributions, voting rights and other benefits with respect to such shares of Series Y Preferred Stock, other than the right to payment of the redemption price determined as aforesaid. “REIT Provisions of the Internal Revenue Code” shall mean Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. In order to exercise the redemption option set forth in this clause (9), with respect to the shares of Series Y Preferred Stock, the Corporation shall mail a notice of redemption by first class mail, postage pre-paid, to each record holder of the shares of Series Y Preferred Stock to be redeemed, not less than 30 nor more than 60 days prior to such redemption date, to the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. The failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of any Series Y Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the number of shares of Series Y Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accumulate on such redemption date. If fewer than all the shares of Series Y Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series Y Preferred Stock to be redeemed from such holder.

(d) Voting Rights. The shares of Series Y Preferred Stock shall not have any voting powers either general or special, except as required by law, except that:

(1) If the Corporation shall fail to pay full cumulative dividends on the shares of Series Y Preferred Stock or any other of its preferred shares for six quarterly dividend payment periods, whether or not consecutive (a “Dividend Default”), the holders of all outstanding preferred shares that are similarly entitled to this right, voting as a single class without regard to series, will be entitled to elect two Directors until full cumulative dividends for all past dividend payment periods on all preferred shares have been paid or declared and funds therefor set apart for payment. Such right to vote separately as a class to elect Directors shall, when vested, be subject, always, to the same provisions for the vesting of such right to elect Directors separately as a class in the case of future Dividend Defaults. At any time when such right to elect Directors separately as a class shall have so vested, the Corporation may call, and, upon the written request of the holders of record of not less than 10% of the total number of preferred shares of the Corporation then outstanding, shall call, a special meeting of stockholders for the election of Directors. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the Bylaws of the Corporation, provided that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing Annual Meeting of Shareholders of the Corporation and the holders of all classes of outstanding preferred shares are afforded the opportunity to elect such Directors (or fill any vacancy) at such Annual Meeting of Shareholders. Directors elected as aforesaid shall serve until the next Annual Meeting of Shareholders of the Corporation or until their respective successors shall be elected and qualified. If, prior to the end of the term of any Director elected as aforesaid, a vacancy in the office of such Director shall occur during the continuance of a Dividend Default by reason of death, resignation, or disability, such vacancy shall be filled for the unexpired term by the appointment of a new Director for the unexpired term of such former Director, such appointment to be made by the remaining Director elected as aforesaid.

(2) The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series Y Preferred Stock, voting separately as a class, will be required for any amendment to the Charter that will adversely alter or change the powers, preferences, privileges or rights of the shares of Series Y Preferred Stock, except as set forth below. The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series Y Preferred Stock and any other series of preferred shares similarly entitled to this right and ranking on a parity with Series Y Preferred Stock as to dividends and upon liquidation (including the shares of the Series X Preferred Stock and the Series Z Preferred Stock), voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of any class or series of shares ranking prior to Series Y Preferred Stock as to dividends or upon liquidation or to issue or authorize any obligation or security convertible into or evidencing a right to purchase any such security. In addition, the Charter may be amended to increase the number of authorized preferred shares ranking on a parity with or junior to Series Y Preferred Stock or to create another class of preferred shares ranking on a parity with or junior to Series Y Preferred Stock without the vote of the holders of outstanding shares of Series Y Preferred Stock.

(3) Nothing herein shall be taken to require a class vote or consent in connection with the authorization, designation, increase or issuance of any shares of any class or series (including additional preferred shares of any series) that rank junior to or on a parity with Series Y Preferred Stock as to dividends or liquidation rights or in connection with the authorization, designation, increase or issuance of any bonds, mortgages, debentures or other debt obligations of the Corporation.

(e) Conversion. The shares of Series Y Preferred Stock are not convertible into shares of any other class or series of the capital stock of the Corporation.

ANNEX C

4.875% CUMULATIVE PREFERRED STOCK, SERIES Z

The following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the 4.875% Cumulative Preferred Stock, Series Z (the “Series Z Preferred Stock”) as set forth below shall be deemed to be part of Article V of the Articles of Amendment and Restatement (the “Charter”) of PS Business Parks, Inc. (the “Corporation”), with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:

(a) Dividend Rights.

(1) Dividends shall be payable in cash on the shares of Series Z Preferred Stock when, as and if declared by the Board of Directors, out of funds legally available therefor: (i) for the period (the “Initial Dividend Period”) from the Deemed Original Issue Date (as defined below) to but excluding January 1, 2020 (to be paid on December 31, 2019), and (ii) for each quarterly dividend period thereafter (the Initial Dividend Period and each quarterly dividend period being hereinafter individually referred to as a “Dividend Period” and collectively referred to as “Dividend Periods”), which quarterly Dividend Periods shall be in four equal amounts and shall commence on January 1, April 1, July 1 and October 1 in each year (each, a “Dividend Period Commencement Date”), commencing on January 1, 2020, and shall end on and include the day next preceding the next Dividend Period Commencement Date, at a rate per annum equal to 4.875% of the $25,000 per share stated value thereof (the “Dividend Rate”). Dividends on each share of Series Z Preferred Stock shall be cumulative from the Deemed Original Issue Date of such share and shall be payable, without interest thereon, when, as and if declared by the Board of Directors, on or before March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 2019 or, in the case of shares of Series Z Preferred Stock with a Deemed Original Issue Date after December 31, 2019, the first such dividend payment date following such Deemed Original Issue Date; provided, that if any such day shall be a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law to close, or a day which is or is declared a national or a New York or California state holiday (any of the foregoing a “Non-Business Day”), then the payment date shall be the next succeeding day which is not a Non-Business Day. Each such dividend shall be paid to the holders of record of shares of Series Z Preferred Stock as they appear on the stock register of the Corporation on such record date, not more than 45 days nor less than 15 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not more than 45 days nor less than 15 days preceding the payment date thereof, as may be fixed by the Board of Directors. After full cumulative dividends on Series Z Preferred Stock have been paid or declared and funds therefor set aside for payment, including for the then current Dividend Period, the holders of shares of Series Z Preferred Stock will not be entitled to any further dividends with respect to that Dividend Period.

“Deemed Original Issue Date” means (a) in the case of any share which is part of the first issuance of shares of Series Z Preferred Stock or part of a subsequent issuance of shares of Series Z Preferred Stock prior to January 1, 2020, the date of such first issuance and (b) in the case of any share which is part of a subsequent issuance of shares of Series Z Preferred Stock on or after January 1, 2020, the later of (x) January 1, 2020 and (y) the latest Dividend Period Commencement Date which precedes the date of issuance of such share and which succeeds the last Dividend Period for which full cumulative dividends have been paid; provided that, in the case of any share which is part of a subsequent issuance, the date of issuance of which falls between (i) the record date for dividends payable on the first succeeding dividend payment date and (ii) such dividend payment date, the “Deemed Original Issue Date” means the date of the Dividend Period Commencement Date that immediately follows the date of issuance.

(2) Dividends payable on shares of Series Z Preferred Stock for any period greater or less than a full Dividend Period, including the Initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(3) The Corporation shall not declare or pay or set apart for payment any dividends on any series of preferred shares ranking, as to dividends, on a parity with the shares of Series Z Preferred Stock unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all Dividend Periods terminating on or prior to the date of payment of any such dividends on such other series of preferred shares. When dividends are not paid in full upon the shares of Series Z Preferred Stock and any other series of preferred shares ranking on a parity therewith as to dividends (including, without limitation, the shares of the Corporation’s 5.25% Cumulative Preferred Stock, Series X (the “Series X Preferred Stock”), and 5.20% Cumulative Preferred Stock, Series Y (the “Series Y Preferred Stock”)), all dividends declared upon shares of Series Z Preferred Stock and any other series of preferred shares ranking on a parity therewith as to dividends shall be declared pro rata so that the amount of dividends declared per share on the shares of Series Z Preferred Stock and such other series of preferred shares shall in all cases bear to each other that same ratio that the accumulated dividends per share on the shares of Series Z Preferred Stock and such other series of preferred shares bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the shares of Series Z Preferred Stock have been paid or declared and funds therefor set apart for payment for all past Dividend Periods, no dividends (other than in shares of the Corporation’s common stock, par value $.01 per share (together with any other shares of capital stock of the Corporation into which such shares shall be reclassified or changed, the “Common Shares”), or another stock ranking junior to the shares of Series Z Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be made upon the Common Shares or on any other stock of the Corporation ranking junior to or on a parity with the shares of Series Z Preferred Stock as to dividends or upon liquidation. Unless full cumulative dividends on the shares of Series Z Preferred Stock have been paid or declared and funds therefor set apart for payment for all past Dividend Periods, no Common Shares or any other stock of the Corporation ranking junior to or on a parity with the shares of Series Z Preferred Stock as to dividends or upon liquidation shall be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation or any subsidiary, except by conversion into or exchange for stock of the Corporation ranking junior to the shares of Series Z Preferred Stock as to dividends and upon liquidation.

(b) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of Series Z Preferred Stock are entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution of assets is made to holders of Common Shares or any other class or series of shares ranking junior to the shares of Series Z Preferred Stock upon liquidation, liquidating distributions in the amount of $25,000 per share plus all accumulated and unpaid dividends (whether or not earned or declared) for the then current and all past Dividend Periods. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation the amounts payable with respect to the shares of Series Z Preferred Stock and any other shares of the Corporation ranking as to any such distribution on a parity with the shares of Series Z Preferred Stock are not paid in full, the holders of shares of Series Z Preferred Stock and of such other shares (including the shares of the Series X Preferred Stock and the Series Y Preferred Stock) will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series Z Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

(1) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the shares of Series Z Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(2) For purposes of liquidation rights, a reorganization, consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation shall be deemed not to be a liquidation, dissolution or winding up of the Corporation.

(c) Redemption.

(1) Except as provided in clause (9) below, the shares of Series Z Preferred Stock are not redeemable prior to November 4, 2024. On and after such date, the shares of Series Z Preferred Stock are redeemable at the option of the Corporation, by resolution of the Board of Directors, in whole or in part, from time to time upon not less than 30 nor more than 60 days’ notice, at a cash redemption price of $25,000 per share plus all accumulated and unpaid dividends (whether or not earned or declared) to the date of redemption.

(2) If fewer than all the outstanding shares of Series Z Preferred Stock are to be redeemed, the number of shares to be redeemed will be determined by the Board of Directors, and such shares shall be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Board of Directors.

(3) Notwithstanding the foregoing, if any dividends, including any accumulation, on the shares of Series Z Preferred Stock are in arrears, no shares of Series Z Preferred Stock shall be redeemed unless all outstanding shares of Series Z Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire, directly or indirectly, any shares of Series Z Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series Z Preferred Stock pursuant to a purchase or exchange offer provided such offer is made on the same terms to all holders of shares of Series Z Preferred Stock.

(4) Immediately prior to any redemption of shares of Series Z Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a dividend payment record date and prior to the corresponding dividend payment date, in which case each holder of shares of Series Z Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as expressly provided herein above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series Z Preferred Stock called for redemption.

(5) A notice of redemption (which may be contingent on the occurrence of a future event) will be mailed by the Corporation by first class mail, postage pre-paid, to each record holder of the shares of Series Z Preferred Stock to be redeemed, not less than 30 nor more than 60 days prior to such redemption date, to the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. The failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of any Series Z Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the number of shares of Series Z Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accumulate on such redemption date. If fewer than all the shares of Series Z Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series Z Preferred Stock to be redeemed from such holder.

(6) In order to facilitate the redemption of shares of Series Z Preferred Stock, the Board of Directors may fix a record date for the determination of the shares to be redeemed, such record date to be not less than 30 nor more than 60 days prior to the date fixed for such redemption.

(7) Notice having been given as provided above, from and after the date fixed for the redemption of shares of Series Z Preferred Stock by the Corporation (unless the Corporation shall fail to make available the money necessary to effect such redemption), the holders of shares selected for redemption shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption from the Corporation, less any required tax withholding amount, without interest thereon, upon surrender (and endorsement or assignment of transfer, if required by the Corporation and so stated in the notice) of their certificates, and the shares represented thereby shall no longer be deemed to be outstanding. If fewer than all the shares represented by a certificate are redeemed, a new certificate shall be issued, without cost to the holder thereof, representing the unredeemed shares. The Corporation may, at its option, at any time after a notice of redemption has been given, deposit the redemption price for the shares of Series Z Preferred Stock designated for redemption and not yet redeemed, plus any accumulated and unpaid dividends thereon to the date fixed for redemption, with the transfer agent or agents for Series Z Preferred Stock, as a trust fund for the benefit of the holders of the shares of Series Z Preferred Stock designated for redemption, together with irrevocable instructions and authority to such transfer agent or agents that such funds be delivered upon redemption of such shares and to pay, on and after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates. From and after the making of such deposit, the holders of the shares designated for redemption shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive from such trust fund the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares represented thereby shall no longer be deemed to be outstanding. Any balance of such moneys remaining unclaimed at the end of the five-year period commencing on the date fixed for redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors.

(8) Any shares of Series Z Preferred Stock that shall at any time have been redeemed or otherwise reacquired shall, after such redemption, have the status of authorized but unissued preferred shares, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

(9) If the Board of Directors of the Corporation shall, at any time and in good faith, be of the opinion that ownership of securities of the Corporation has or may become concentrated to an extent that may prevent the Corporation from qualifying as a real estate investment trust under the REIT Provisions of the Internal Revenue Code (as defined below), then the Board of Directors shall have the power, by lot or other means deemed equitable by them to prevent the transfer of and/or to call for redemption a number of shares of Series Z Preferred Stock sufficient, in the opinion of the Board of Directors, to maintain or bring the direct or indirect ownership thereof into conformity with the requirements of such a real estate investment trust under the REIT Provisions of the Internal Revenue Code. The redemption price to be paid for shares of Series Z Preferred Stock so called for redemption, on the date fixed for redemption, shall be the closing price of the shares on the principal national stock exchange on which the shares are listed on the last business day prior to the redemption date, or if no sales of shares were made on such date, the average of the highest bid and the lowest asked quotations on the last business day prior to the redemption date as reported by the National Quotation Bureau, Incorporated or a similar organization selected from time to time by the Corporation or if there be no such bid and asked quotations, $25,000 per share; provided that if interests in shares of Series Z Preferred Stock are represented by depositary shares, then the redemption price shall be determined in accordance with the foregoing, but with respect to one depositary share, multiplied by the number of depositary shares that together represent an interest in one share of Series Z Preferred Stock. From and after the date fixed for redemption by the Board of Directors, the holder of any shares of Series Z Preferred Stock so called for redemption shall cease to be entitled to any distributions, voting rights and other benefits with respect to such shares of Series

Z Preferred Stock, other than the right to payment of the redemption price determined as aforesaid. “REIT Provisions of the Internal Revenue Code” shall mean Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. In order to exercise the redemption option set forth in this clause (9), with respect to the shares of Series Z Preferred Stock, the Corporation shall mail a notice of redemption by first class mail, postage pre-paid, to each record holder of the shares of Series Z Preferred Stock to be redeemed, not less than 30 nor more than 60 days prior to such redemption date, to the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. The failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of any Series Z Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the number of shares of Series Z Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accumulate on such redemption date. If fewer than all the shares of Series Z Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series Z Preferred Stock to be redeemed from such holder.

(d) Voting Rights. The shares of Series Z Preferred Stock shall not have any voting powers either general or special, except as required by law, except that:

(1) If the Corporation shall fail to pay full cumulative dividends on the shares of Series Z Preferred Stock or any other of its preferred shares for six quarterly dividend payment periods, whether or not consecutive (a “Dividend Default”), the holders of all outstanding preferred shares that are similarly entitled to this right, voting as a single class without regard to series, will be entitled to elect two Directors until full cumulative dividends for all past dividend payment periods on all preferred shares have been paid or declared and funds therefor set apart for payment. Such right to vote separately as a class to elect Directors shall, when vested, be subject, always, to the same provisions for the vesting of such right to elect Directors separately as a class in the case of future Dividend Defaults. At any time when such right to elect Directors separately as a class shall have so vested, the Corporation may call, and, upon the written request of the holders of record of not less than 10% of the total number of preferred shares of the Corporation then outstanding, shall call, a special meeting of stockholders for the election of Directors. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the Bylaws of the Corporation, provided that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing Annual Meeting of Shareholders of the Corporation and the holders of all classes of outstanding preferred shares are afforded the opportunity to elect such Directors (or fill any vacancy) at such Annual Meeting of Shareholders. Directors elected as aforesaid shall serve until the next Annual Meeting of Shareholders of the Corporation or until their respective successors shall be elected and qualified. If, prior to the end of the term of any Director elected as aforesaid, a vacancy in the office of such Director shall occur during the continuance of a Dividend Default by reason of death, resignation, or disability, such vacancy shall be filled for the unexpired term by the appointment of a new Director for the unexpired term of such former Director, such appointment to be made by the remaining Director elected as aforesaid.

(2) The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series Z Preferred Stock, voting separately as a class, will be required for any amendment to the Charter that will adversely alter or change the powers, preferences, privileges or rights of the shares of Series Z Preferred Stock, except as set forth below. The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series Z Preferred Stock and any other series of preferred shares similarly entitled to this right and ranking on a parity with Series Z Preferred Stock as to dividends and upon liquidation (including the shares of the Series X Preferred Stock and the Series Y Preferred Stock), voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of any class or series of shares ranking prior to Series Z Preferred Stock as to dividends or upon liquidation or to issue or authorize any obligation or security convertible into or evidencing a right to purchase any such security. In addition, the Charter may be amended to increase the number of authorized preferred shares ranking on a parity with or junior to Series Z Preferred Stock or to create another class of preferred shares ranking on a parity with or junior to Series Z Preferred Stock without the vote of the holders of outstanding shares of Series Z Preferred Stock.

(3) Nothing herein shall be taken to require a class vote or consent in connection with the authorization, designation, increase or issuance of any shares of any class or series (including additional preferred shares of any series) that rank junior to or on a parity with Series Z Preferred Stock as to dividends or liquidation rights or in connection with the authorization, designation, increase or issuance of any bonds, mortgages, debentures or other debt obligations of the Corporation.

(e) Conversion. The shares of Series Z Preferred Stock are not convertible into shares of any other class or series of the capital stock of the Corporation.

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